Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George R. Aylward, Michael A. Angerthal, and Kevin J. Carr, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign an Annual Report on Form 10-K for the year ended December 31, 2010 for Virtus Investment Partners, Inc., and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and NASDAQ.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date set forth below.

Signature	Capacity

/S/ GEORGE R. AYLWARD George R. Aylward	President, Chief Executive Officer and Director

/S/ MICHAEL A. ANGERTHAL Michael A. Angerthal	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ MARK C. TREANOR Mark C. Treanor	Director and Non-Executive Chairman

/S/ JAMES R. BAIO James R. Baio	Director

/S/ SUSAN FLEMING CABRERA Susan Fleming Cabrera	Director

/S/ DIANE M. COFFEY Diane M. Coffey	Director

/S/ HUGH M. S. MCKEE Hugh M. S. McKee	Director

/S/ TIMOTHY A. HOLT Timothy A. Holt	Director

/S/ ROSS F. KAPPELE Ross F. Kappele	Director

/S/ EDWARD M. SWAN Edward M. Swan	Director

February 28, 2011